                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	investors@cmegroup.com
news@cmegroup.com	CME-G
cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports Fourth Consecutive Year of Record Annual Revenue, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share for 2025
•Record annual revenue of $6.5 billion, up 6%
•Record annual market data revenue of $803 million, up 13%
    CHICAGO, February 4, 2026 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2025.
    The company reported revenue of $1.6 billion and operating income of $1.0 billion for the fourth quarter of 2025. Net income was $1.2 billion and diluted earnings per common share were $3.24. On an adjusted basis, net income was $1.0 billion and diluted earnings per common share were $2.77. Financial results presented on an adjusted basis for the fourth quarter of 2025 and 2024 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    Total revenue for full-year 2025 was $6.5 billion and operating income was $4.2 billion. Net income was $4.1 billion and diluted earnings per common share were $11.16. On an adjusted basis, net income was $4.1 billion, and diluted earnings per common share were $11.20.
    "Last year, CME Group delivered the best year in our history and our fourth consecutive year of record revenue, adjusted operating income, adjusted net income and adjusted earnings per share," said Terry Duffy, CME Group Chairman and Chief Executive Officer. "In a risk-always-on environment, client demand for our products and services generated record average daily volume of 28.1 million contracts, including 12% growth in commodities trading and a 5% increase in financials. In Q4, we achieved the second-highest quarterly revenue in our history as well as the highest Q4 volume on record. Looking ahead, we're focused on further increasing the $80 billion in average daily margin efficiencies we provided our market users in Q4, as well as expanding access through initiatives such as U.S. Treasury clearing, 24/7 cryptocurrency trading and prediction markets."
1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of Adjusted Operating Income and Adjusted Net Income and Adjusted Diluted Earnings per Common Share charts at the end of the financial statements.
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Fourth-quarter 2025 average daily volume (ADV) was the all-time highest fourth quarter with 27.4 million contracts, up 7% from fourth-quarter 2024. Non-U.S. ADV reached 8.3 million contracts, up 9% compared with the same period in 2024, including Asia up 18% and EMEA up 6%.

Clearing and transaction fees revenue for fourth-quarter 2025 totaled $1.3 billion. The total average rate per contract was $0.707. Market data revenue totaled $208 million for fourth-quarter 2025.
    As of December 31, 2025, the company had approximately $4.6 billion in cash (including $200 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company paid dividends of approximately $3.9 billion in 2025. The company has returned nearly $30 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

    CME Group will hold a Q&A conference call to discuss fourth-quarter 2025 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, cryptocurrencies, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statement, release publicly any revisions to any forward-looking statements or report the occurrence of unanticipated events, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing innovative and competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and derive revenues that are commensurate with our efforts and expectations, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to manage variable costs relating to CME Group’s transition to the Google Cloud and minimize duplicative costs during the transition between maintaining the on-premise environment and the Google Cloud environment; the resilience of our electronic platforms and the soundness of our business continuity and disaster recovery plans, including in the event of cyberattacks and cyberterrorism or as impacted by a failure of or disruption at one of our suppliers; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers, as well as the impact of tariffs and tax policy changes and the related uncertainty thereof, restrictions on our ability to offer CME Group products and services in specific geographies or to specific customers or limitations or changes in underlying/physical product flows across geographies; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by, or facilities provided by, our third-party providers and third-party providers that our clients and third-parties rely on; our reliance on third-party distribution partners, including independent software vendors (ISVs), Futures Commission Merchants (FCMs), introducing brokers, broker-dealers, regulatory reporting and data distributors and platform operators, and other partners, for facilitating trading and for market data information, and potential impacts from changes in their business models and priorities; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including new and existing geopolitical tensions or conflicts, the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and market data and order transaction traffic across the entire trade cycle and the ability to implement enhancements meeting our regulatory obligations and customer needs without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with and benefits from our strategy for acquisitions, investments and alliances, strategic partnerships and joint ventures; variances in earnings on cash accounts and collateral that our clearing house holds; impact of CME Group pricing/fee level and structure and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2025, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$4,416.9	$2,892.4
Marketable securities	125.0	113.2
Accounts receivable, net of allowance	639.2	573.1
Other current assets (includes $6.5 and $6.3 in restricted cash)	522.1	559.4
Performance bonds and guaranty fund contributions	159,656.1	98,895.4
Total current assets	165,359.3	103,033.5
Property, net of accumulated depreciation and amortization	362.7	386.2
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,610.7	2,821.6
Goodwill	10,514.7	10,486.9
Other assets	2,401.5	3,543.5
Total Assets	$198,424.2	$137,447.0
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$71.8	$79.9
Short-term debt	—	749.8
Other current liabilities	568.8	2,588.8
Performance bonds and guaranty fund contributions	159,656.1	98,895.4
Total current liabilities	160,296.7	102,313.9
Long-term debt	3,422.3	2,678.2
Deferred income tax liabilities, net	5,242.2	5,246.8
Other liabilities	734.8	721.2
Total Liabilities	169,696.0	110,960.1
CME Group Shareholders’ Equity	28,728.2	26,486.9
Total Liabilities and Equity	$198,424.2	$137,447.0

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Clearing and transaction fees	$1,327.9	$1,232.3	$5,281.1	$4,988.2
Market data and information services	208.0	181.6	803.1	710.2
Other	112.8	111.4	436.4	431.7
Total Revenues	1,648.7	1,525.3	6,520.6	6,130.1
Expenses
Compensation and benefits	241.1	220.8	907.0	850.3
Technology	75.2	65.7	283.2	255.8
Professional fees and outside services	47.9	33.9	150.5	132.7
Amortization of purchased intangibles	55.9	55.3	223.4	221.7
Depreciation and amortization	26.5	28.1	107.5	115.1
Licensing and other fee agreements	96.6	84.0	371.0	355.4
Other	85.9	90.4	248.5	267.6
Total Expenses	629.1	578.2	2,291.1	2,198.6
Operating Income	1,019.6	947.1	4,229.5	3,931.5
Non-Operating Income (Expense)
Investment income	1,776.7	936.5	5,736.5	4,079.1
Interest and other borrowing costs	(43.7)	(40.7)	(173.4)	(160.9)
Equity in net earnings (losses) of unconsolidated subsidiaries	88.2	91.2	371.7	350.9
Other non-operating income (expense)	(1,262.4)	(837.5)	(4,833.8)	(3,659.2)
Total Non-Operating Income (Expense)	558.8	149.5	1,101.0	609.9
Income before Income Taxes	1,578.4	1,096.6	5,330.5	4,541.4
Income tax provision	395.5	222.0	1,258.3	1,015.6
Net Income	$1,182.9	$874.6	$4,072.2	$3,525.8
Net Income Attributable to Common Shareholders of CME Group	$1,168.0	$863.7	$4,021.0	$3,481.5

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$3.25	$2.40	$11.18	$9.69
Diluted	3.24	2.40	11.16	9.67
Weighted Average Number of Common Shares:
Basic	359,633	359,568	359,648	359,389
Diluted	360,233	360,050	360,310	359,944

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Operating Income
(dollars in millions)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Revenues	$1,648.7	$1,525.3	$6,520.6	$6,130.1
Real estate-related (costs) credits	—	(0.1)	—	(1.0)
Adjusted Total Revenues	$1,648.7	$1,525.2	$6,520.6	$6,129.1

Total Expenses	$629.1	$578.2	$2,291.1	$2,198.6
Restructuring and severance	(5.8)	(1.0)	(14.8)	(11.3)
Deferred compensation(1)	(2.6)	(0.9)	(14.2)	(15.9)
Amortization of purchased intangibles	(55.9)	(55.3)	(223.4)	(221.7)
Strategic transaction-related (costs) credits	(19.6)	—	(23.6)	(0.8)
Real estate-related (costs) credits	(0.7)	—	6.7	1.1
Foreign exchange transaction gains (losses)	(1.0)	(0.7)	(6.1)	(2.9)
Unrealized and realized gains (losses) on assets	(0.1)	(0.1)	(0.5)	(0.9)
Litigation matters or settlements	—	—	(19.4)	(1.2)
Adjusted Total Expenses	$543.4	$520.2	$1,995.8	$1,945.0

Operating Income	$1,019.6	$947.1	$4,229.5	$3,931.5

Adjusted Operating Income	$1,105.3	$1,005.0	$4,524.8	$4,184.1

1. Includes $2.6 million and $14.2 million for a change in our non-qualified deferred compensation liability in the fourth quarter and full-year 2025. This impact does not affect net income or adjusted net income, as the compensation and benefits change has an equal and offsetting change in investment income.

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings per Common Share
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net Income	$1,182.9	$874.6	$4,072.2	$3,525.8
Restructuring and severance	5.8	1.0	14.8	11.3
Amortization of purchased intangibles(1)	62.7	69.0	269.9	275.9
Strategic transaction-related costs(2)	25.3	—	31.8	0.8
Real estate-related costs (credits)	0.7	—	(6.7)	(2.0)
Foreign exchange transaction (gains) losses	1.0	0.7	6.1	2.9
Unrealized and realized (gains) losses on investments	(349.8)	8.1	(343.7)	(3.6)
Unrealized and realized (gains) losses on assets	0.1	0.1	0.5	0.9
Litigation matters or settlements	—	—	19.4	1.2
Income tax effect related to above	52.7	(15.9)	2.9	(57.2)
Other income tax items(3)	29.0	(18.7)	20.9	(16.8)
Adjusted Net Income	$1,010.4	$918.9	$4,088.1	$3,739.2

Adjusted Net Income Attributable to Common Shareholders of CME Group	$997.7	$907.4	$4,036.7	$3,692.2

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$3.25	$2.40	$11.18	$9.69
Diluted	3.24	2.40	11.16	9.67

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.77	$2.52	$11.22	$10.27
Diluted	2.77	2.52	11.20	10.26

Weighted Average Number of Shares:
Basic common shares	359,633	359,568	359,648	359,389
Diluted common shares	360,233	360,050	360,310	359,944
Preferred shares(4)	4,584	4,584	4,584	4,584

1. Includes $3.7 million and $36.1 million of amortization of purchased intangibles (net of tax) at OSTTRA (for activity prior to the divestment) and $2.6 million and $10.0 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC and $0.5 million of amortization of purchased intangibles at FanDuel Prediction Markets Holdings LLC in the fourth quarter and full-year 2025. This is reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.
2. The values shown above may differ from what is shown in the Reconciliation of Adjusted Operating Income as that schedule does not include adjustment items or portions of items included in non-operating results.
3. Other income tax items include expense recognized for changes in state and local deferred tax rates and for the settlement of various tax audits.
4. Preferred shares have similar rights as common shares without voting rights.

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025
Trading Days	64	61	62	64	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025
Interest rates	13,244	15,029	15,472	13,378	13,010
Equity indexes	6,343	7,997	7,661	6,278	7,738
Foreign exchange	969	1,149	1,096	834	853
Energy	2,519	2,903	3,082	2,295	2,523
Agricultural commodities	1,755	1,958	1,964	1,712	1,787
Metals	673	732	943	825	1,441
Total	25,503	29,768	30,217	25,322	27,353
Venue
CME Globex	23,684	27,732	28,097	23,418	25,542
Open outcry	848	881	993	989	816
Privately negotiated	971	1,154	1,127	915	995
Total	25,503	29,768	30,217	25,322	27,353

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025
Interest rates	$0.485	$0.476	$0.481	$0.487	$0.486
Equity indexes	0.658	0.624	0.635	0.652	0.611
Foreign exchange	0.778	0.762	0.772	0.841	0.847
Energy	1.237	1.222	1.138	1.214	1.245
Agricultural commodities	1.359	1.376	1.435	1.423	1.427
Metals	1.530	1.588	1.456	1.505	1.295
Average RPC	$0.701	$0.686	$0.690	$0.702	$0.707

1. ADV and RPC includes futures and options on futures only.